                                                                   EXHIBIT 10.23
                                IN RE DTM CORP
                             SECURITIES LITIGATION

                          MEMORANDUM OF UNDERSTANDING

  All parties in the class action filed in the District Court for the State of Texas, Bexar County, under the caption In re DTM Corp. Securities Litigation, Case No. 97-CI-16633 (the "Action"), have agreed in principle to settle the Action. This Memorandum of Understanding sets forth the essential terms and conditions of that agreement:

  1. The settlement amount is $3.0 million ("Settlement Amount") and shall be paid as set forth below.

  2. This settlement is subject to approval by the Court in the Action and entry of a final judgment of dismissal with prejudice of the Action.

  3. The settlement will fully and finally resolve all claims that have been or that could have been brought against any and all of the Released Parties (as defined below), including but not limited to: (i) all federal statutory and common law claims, including but not limited to claims under the Securities Act of 1933 (the "1933 Act") and the Securities Exchange Act of 1934 (the "1934 Act"); (ii) all state statutory and common law claims, including but not limited to state securities law claims, claims under the law of fraud and deceit, false advertising and unfair competition claims, and claims sounding in negligence; and (iii) all claims that are derivative in nature (the "Settled Claims"). The term "Settled Claims" as used above and throughout this Memorandum of Understanding means claims actually made in the Action and all claims that could have been brought, either in the Action or in another proceeding. The term

Settled Claims as used herein and throughout this Memorandum of Understanding also includes unknown claims. In entering into this settlement, plaintiffs expressly agree that they are also resolving all unknown claims, if any, and waive and relinquish to the fullest extent possible any state or federal law or protection concerning the release of unknown claims.

  4. As to all Settled Claims, plaintiffs will fully and finally release all defendants named in the Action, as well as all of defendants' current and former officers, directors, employees and agents, and all professionals advising defendants in any capacity, including but not limited to, DTM's underwriters, accountants, financial advisors, insurers, reinsurers and attorneys (the "Released Parties"). The release shall include all Released Parties without regard to whether the Complaint actually names such persons or entities as defendants or identifies them in any way. The Stipulation of Settlement, described below, will contain a form of release acceptable to all parties.

  5. In exchange for the payment described herein, plaintiffs will release all claims against all Released Parties.

  6. In exchange for the settlement and release, DTM shall pay $3.0 million to the plaintiffs. Specifically, DTM shall deposit $2.6 million of the Settlement Amount in cash into an interest bearing escrow account as directed by plaintiffs' counsel on or before September 1, 1998, but not prior to signing the Stipulation of Settlement. Further, on or before 10 days after the scheduled Final Approval hearing date, DTM shall deliver a number of shares of DTM stock to plaintiffs' counsel in an amount equal to $400,000 based on the average trading price of the 15 trading days closing price prior to Final Approval. If the cash portion of the settlement amount is not paid into the plaintiffs' escrow account on or before September 1, 1998, this settlement may, at the sole option of plaintiffs' counsel, be declared void or plaintiffs' counsel may require that on any portion of the settlement amount not paid by that date, interest will accrue at 8% per annum from September 1, 1998, until that portion of the settlement amount is deposited into escrow.

  7. The parties will memorialize this settlement in a Stipulation of Settlement which shall be executed within 30 days of the execution of this Memorandum of Understanding. The parties will jointly seek the Court's preliminary approval of the settlement, approval of notice to the class of the settlement and certification of a settlement class. Plaintiffs' counsel shall submit a first draft of such papers, including a Stipulation of Settlement, Preliminary Approval Order, Notice of Pendency, Proof of Claim Form, and Order of Final Approval and Final Judgment of Dismissal, and any other documents required, to counsel for defendants no later than 15 days from execution of the Memorandum of Understanding or such later or earlier date as agreed by the parties.

  8. The parties will stipulate to certification of a class for the purpose of the settlement and the class period shall be May 2, 1997 to June 19, 1997, inclusive.

  9. The Stipulation of Settlement or a separate supplemental agreement will contain a customary provision to be negotiated by the parties allowing DTM to terminate the settlement if class members beneficially owning more than a specified percentage of the total publicly-traded stock of DTM opt-out of the settlement.

  10. All costs of class notice and administration of the settlement shall be paid out of the Settlement Amount maintained in escrow by plaintiffs' counsel. The costs of notice and administration shall not be subject to recapture or repayment by the defendants in the event final approval is not ordered by the Court (including by reason of DTM terminating the settlement) or if final approval of the settlement is overturned on appeal.

  11. The parties agree that the settlement described herein was reached in good faith following substantial arm's-length negotiations. While retaining their right to deny that the claims advanced in the litigation were meritorious, and with the understanding that the Stipulation of Settlement will contain such a denial, defendants agree that the litigation was filed in good faith and in compliance with Rule 13 of the Texas Rules of Civil Procedure ("TRCP") or its Federal law equivalent. The final judgment will contain a statement that the parties agree that, during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of TRCP Rule 13 and its Federal law equivalent. The final judgment also will contain a statement that the relative contributions of the defendants is fair and reasonable.

  12. The parties agree to file a joint motion in the Action to obtain complex designation of the Action for the purposes of obtaining judicial approval and administration of the Settlement.

  13. Attorneys' fees and costs awarded to plaintiffs, which shall be paid solely out of and shall not be in addition to the escrow fund, shall (with the Court's approval) be paid to plaintiffs' counsel immediately upon award, subject to the obligation of plaintiffs' counsel to repay any amount they receive for attorneys' fees and costs in excess of the amounts finally approved (including the final resolution of any objection, appeal, remand or collateral attack), plus accrued interest.

  14. The Settlement is further conditioned upon receiving final judicial approval of all settlement terms, after notice and a fairness hearing, and a final judgment of dismissal with prejudice of the Action. In the event the parties do not obtain judicial approval, the parties agree that this MOU and the Stipulation will be void and of no effect; and that nothing in this MOU or the Stipulation will prejudice any of the parties from asserting any of their respective claims or defenses in the Action.

  15. This document may be signed in counterparts and signature pages may be exchanged among the parties hereto by telecopier.

DATED:  AUGUST 4, 1998                     BINGHAM & LEA, P.C.


                                           By:/s/ Royal B. Lee
                                                ------------------
                                                  Royal B. Lea, P.C.
                                             333 Convent Street
                                             San Antonio, TX 78205
                                             (210) 224-1819

DATED:  AUGUST 4, 1998                     MILBERG WEISS BERSHAD HYNES &
                                           LERACH LLP


                                           By: Kirk B. Hulett
                                              --------------------
                                               Kirk B. Hulett
                                               Darren J. Robbins
                                             600 W. Broadway, Suite 1800
                                             San Diego, CA  92101
                                             (619) 231-1058

                                             Attorneys for Plaintiffs

DATED:  JULY 21, 1998                      BROBECK, PHLEGER & HARRISON LLP


                                           By:/s/ Paul R. Bessette
                                              ------------------------
                                                  Paul R. Bessette
                                                  Kevin P. Muck
                                                  Stephen M. Knaster
                                             Spear Street Tower, One Market
                                             San Francisco, CA 94105
                                             (415) 442-0900

                                           Attorneys for Defendants DTM Corp.,
                                           Lee Tobler, John Murchison, III,
                                           Marshall Larsen and Steven Rolls